Exhibit 99.7

WRITTEN PLAN FOR TRADING OF SECURITIES

Issuer:	Primus Telecommunications Group, Inc.

Client Name:	AIG Capital Partners, Inc. on behalf of AIG Global Emerging Markets Fund, LLC

GEM Parallel Fund, L.P.

AIG Global Sports and Entertainment Fund, L.P. (collectively, the “AIG Funds”)

IR Name:	Bob Holland

Account Number:	AIG Global Emerging Markets Fund, LLC

GEM Parallel Fund, L.P.

AIG Global Sports and Entertainment Fund, L.P.

Date Client Signed:	May 31, 2007

First Trade Date:	June 15, 2007 (if plan is signed on 5/31/2007

Termination Date:	May 31, 2009

1.             This form constitutes a written plan (the "Plan") for the trading of securities by the undersigned for the purpose of satisfying the affirmative defense set forth in Rule 10b5-1(c)(1) under the Securities Exchange Act of 1934 (the "Exchange Act"). The undersigned certifies that he or she is familiar with Rule 10b5-1 and has obtained such legal or other advice as the undersigned deems appropriate regarding the Rule.

                This Plan amends and supersedes a written trading plan dated May 21, 2007, for the trading of securities by the undersigned.

2.             The undersigned hereby authorizes Lehman Brothers Inc. ("Lehman") to execute the following transaction(s) on behalf of the undersigned in accordance with the following terms:

List the name or issuer (the "Issuer") and class of security (the "Security") subject to the Plan:

Primus Telecommunications Group, Inc., which trades under the symbol PRTL

Type of transactions(s):  ☐  Purchase  ☒  Sale

Name of principal market or exchange for the Security (the "Exchange"):  OTC Bulletin Board

Aggregate amount of Security covered by the Plan (specific in terms of number of shares or other securities or a specified dollar value of securities (after deducting commissions)) (the "Aggregate Share Number" or "Aggregate Amount", as applicable):  Up to 8,000,000 shares

Identify date or dates no earlier than two weeks following the date of the Plan (each a "Trade Date") (and, if applicable, times) orders specified above are to be in force; if multiple orders, specify amount of Security (specified in terms of number of shares or other securities or a specified dollar value of securities (after deducting commissions)) subject to each order (for each order, the "Trade Share Number" or "Trade Amount", as applicable:

Refer to Schedule I

Type of order(s) (specified in terms of market orders or limit orders) and, if applicable, limit price:

Refer to Schedule I

The undersigned's Plan consists of the following (check the applicable box or boxes):

☐  Exercise of Option(s); i.e., exercised vested options ("Options") and concurrently sell the Security issued upon the exercise, using cash generated from the sale of the Security (or cash from some other source) to pay the Options exercise price.

☒  Long Sale of the Security; i.e., sell shares of the Security currently owned by the undersigned.

Additional instructions:

3.             Additional Provisions:

(a)           The undersigned understands that for any sales effected under this Plan the actual shares sold must be freely transferable shares or shares currently eligible for resale under Rule 144 or Rule 145 under the Securities Act of 1933, as amended, (the "Securities Act")("Restricted Securities"). Accordingly, if the Plan covers sales, the undersigned represents that the Security to be sold under the Plan are owned free and clear by the undersigned and are not subject to any liens, claims, charges or other encumbrances or limitations (e.g., a lock-up agreement; except for limitations imposed by Rule 144) on disposition and are: (check the applicable box(es)):

☒       The Security the undersigned intend to sell under this Plan is subject to the resale restrictions under Rule 144 of the Securities Act;

☐         The undersigned acquired the Security in a transaction covered by Rule 145;

☐         The undersigned acquired the Security under Rule 701 and intends to sell the Security in accordance with Rule 701(g)(3); or

       Neither Rule 144, 145, nor 701 is applicable to the undersigned under this Plan.

☒           Prospectus dated: Shares held by the undersigned were registered on Form S-3, Registration Statement No. 333-110234. The undersigned understand that this registration statement cannot be used until it is update.

The undersigned believe that the registration statement will be updated in the near future and will be available for use in connection with this Plan.

                If the securities that are the subject of this Plan are registered with the SEC for resale by the undersigned, and if sales may then be made under the applicable registration statement, then the securities shall be sold under such registration statement. If a current and effective registration is not available for resale of the securities, Lehman agrees to conduct all sales pursuant to this Plan in accordance with Rule 144 (including the volume limitations, if applicable) under the Securities Act.

                The undersigned shall provide Lehman with timely notice as to when the prospectus relating to the S-3 registered shares is current and available for use in connection with the resale of shares hereunder.

(b)           The undersigned shall provide to Lehman prior to the commencement of the execution of transactions under the Plan (i) a representation letter from the Issuer substantially in the form attached as Exhibit A and (ii) if Restricted Securities are to be sold under the Plan, a representation letter substantially in the form attached as Exhibit B-1, as applicable, in which case the undersigned shall comply with the provisions of such letter. The undersigned acknowledged that it is a condition precedent to Lehman's acceptance of this Plan that the Issuer execute the Exhibit A.

(c)           The undersigned agrees to deposit in the undersigned's account with Lehman (i) prior to the initial Trade Date, any and all of the Security to be sold pursuant to the Plan (or, if an Aggregate Amount is specified, the undersigned's good faith estimate of the quantity of the Security to be so sold) and (ii) prior to the relevant Trade Date, any cash necessary to make purchases under the Plan. The undersigned acknowledges and agrees that any failure to make such a deposit may result in all or part of the Plan not being executed or the Plan being terminated.

(d)           The undersigned directs Lehman to execute the orders specified in the Plan under ordinary principles of best execution. Unless otherwise specified (as in Schedule I), Lehman will execute the undersigned's order on a "Not Held" basis. Not Held orders are market or limit orders that give the Lehman trader the right to use his or her discretion in the price and time of filling the order.

(e)           If any Trade Date is not an Exchange Business Day, such Trade Date shall be deemed to be the next succeeding Exchange Business Day, if any, during the term of the Plan. An "Exchange Business Day" is any day that the Exchange is open for business and the Security trades regular-way thereon.

(f)            Any fractional number of Security bought or sold pursuant to the Plan will be rounded down to the closest whole number. The Aggregate Share Number, the Trade Share Number and the limit prices, if applicable, shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Security or any change in capitalization with respect to the Issuer that occurs during the term of the Plan.

(g)           The Plan shall terminate on the earliest to occur of (i) the close of business on May 31, 2009 (ii) the date on which all shares are sold pursuant to the Plan (iii) the date on which Lehman receives notice of the commencement of any proceedings in respect of or triggered by any of the undersigned's bankruptcy or insolvency, (iv) the date that the Issuer or any other person publicly announces a tender or exchange offer with respect to the Security, (v) the date of public announcement of a merger, acquisition, reorganization, recapitalization or comparable transaction affecting the securities of the Issuer as a result of which the Security is to be exchanged or converted into securities of another company, (vi) the date of public announcement of the voluntary or involuntary liquidation, bankruptcy, insolvency, or nationalization of, or any analogous proceeding affecting, the Issuer, and (vii) the first Exchange Business Day after any of the undersigned or Lehman notifies the other in writing that the Plan shall terminate.

(h)           The undersigned certifies that he or she is not in possession of any material non-public information with respect to the Issuer. "Material" information for these purposes is any information to which an investor would reasonably attach importance in reaching a decision to buy, sell or hold securities of the Issuer. The undersigned agrees not to communicate, directly or indirectly, any material non-public information relating to the Security or the Issuer to any employee of Lehman or its affiliates who is involved, directly or indirectly, in executing the Plan at any time while the Plan is in effect. The undersigned acknowledges that Lehman and its affiliates may from time to time possess material non-public information relating to the Security or the Issuer that is subject to the safe harbor provided by Rule 10b5-1(c)(2).; in this event, Lehman is under no obligation to disclose and shall not disclose that information to the undersigned.

(i)            The undersigned certifies that the Plan does not violate or conflict with any law, regulation, insider trading policies of the issuer of the Security ("Insider Plan"), or policy, contract, judgment, order, decree or undertaking applicable to the undersigned or to which the undersigned is a party. The undersigned agrees to notify Lehman in writing if he or she becomes subject to a legal, regulatory, contractual or other restriction that would cause transactions pursuant to the Plan to violate or conflict with any such law, regulation, Insider Plan, policy, contract, judgment, order, decree or undertaking. The undersigned further certifies that any consents required to be obtained with respect to the Plan under any such law, regulation, Insider Plan, policy, contract, judgment, order, decree or undertaking have been obtained and are in full force and effect and that the undersigned is in full compliance with any and all such conditions and has obtained any and all such consents. The undersigned acknowledges that he or she is solely responsible for making any necessary disclosures under and otherwise complying with Rule 144 under the Securities Act, Sections 13 and 16 of the Exchange Act and other applicable law, except that Lehman will be responsible for filing each required Form 144 and complying with the requirements of Rule 144 (e.g. volume limitations, manner of sale requirements) in making any sales pursuant to this Plan that are not made pursuant to a registration statement under the Securities Act. To the extent required by Rule 144, each three months during the term of the Plan, or at such times as Lehman shall request, the undersigned will complete Form 144 and give it to Lehman for filing with the SEC, and the primary exchange on which the Securities trade, if required. In addition, Lehman shall notify the undersigned and the Issuer if transactions which are executed by Lehman pursuant to this Plan, as promptly as reasonably practicable, to allow for Section 16(a) reporting by the undersigned within the time periods required under the rules and regulations of the SEC. The undersigned acknowledges that neither Lehman nor any of its affiliates has advised the undersigned with respect to any legal, regulatory, tax, accounting or economic consequences arising from the Plan or any transactions under the Plan.

(j)            The undersigned certifies that the Plan is being entered into in good faith and is not part of a plan or scheme to evade the prohibitions of Rule 10b5-1. While the Plan is in effect, the undersigned agrees not to enter into or alter any corresponding or hedging transaction or position with respect to the Security covered by the Plan and agrees not to alter (except as provided in paragraph (q) below) or deviate from, or attempt to exercise any influence over how, when or whether transactions are executed pursuant to, the terms of the Plan. While the Plan is in effect, the undersigned further agrees to notify Lehman of any sale of the Security outside of the Plan is such sale, because of the volume limits of Rule 144, would preclude a sale that otherwise would be made pursuant to the Plan. If the undersigned's sales and whose sales must be aggregated with the undersigned, causes the volume to exceed these limits, then any sales pursuant to the plan shall be suspended until such time that volume restriction under Rule 144 are lifted.

(k)           The undersigned agrees to notify Lehman is securities covered under the Plan becomes subject to an underwriter's lock-up provision. In the case of an early release by a Financial Institution from the terms of a lock-

up program to facilitate a follow-on offering inside a lockup, the undersigned agrees to notify (as provided in paragraph (o) below) Lehman to either: (i) suspend the Plan (ii) terminate the Plan or (iii) amend the Plan. In the case of an amendment, the amended plan should reflect the new lockup provisions imposed by the underwriter. In the case of a follow-on or secondary offering outside the scope of any Initial Public Offering ("IPO) lockup provisions, the undersigned agrees to a full suspension of the Plan (or of the commencement of the Plan) until the new lockup provision expires, whichever is longer. Notwithstanding the foregoing, Lehman, in its sole discretion as an underwriter in any such follow-on or secondary offering, may extend such prohibition of trades under the Plan for an additional period.

(l)            The undersigned agrees to indemnify and hold harmless Lehman and its directors, officers, employees and affiliates from and against all claims, losses, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of any material breach by the undersigned of its obligations under this Plan, the incorrectness or inaccuracy of any of the undersigned's representations contain in this Plan, or any violation by the undersigned of applicable laws or regulations relating to this Plan or the transactions contemplated by this Plan. This indemnification shall survive termination of the Plan. Notwithstanding the foregoing, the undersigned will have no indemnification obligation in the case of the negligence or misconduct of Lehman or any other indemnified person.

(m)          Notwithstanding any other provision hereof, Lehman shall not be liable to the undersigned for (i) special, indirect, punitive, exemplary or consequential damages, or incidental losses or damages of any kind, even if advised of the possibility of such losses or damages or is such losses or damages could have been reasonably foreseen or (ii) any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions, terrorist activities or other causes commonly known as "acts of God."

(n)           The undersigned acknowledges and agrees that the Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all of the protections given such contracts under the Bankruptcy Code.

(o)           All notices to Lehman under the Plan shall be given to Lehman in the manner specified by the Plan by telephone, by facsimile, by e-mail and by certified mail to the address below:

                Lehman Brothers Inc.

                399 Park Avenue, 6th Floor

                New York, NY 10022

                Bob Holland                          Tel: 212-526-9926              E-mail: robert.holland@lehman.com

                Kristine Albanot                  Tel: 212-526-9634              E-mail: kristine.albano@lehman.com

                All notices to the undersigned under the Plan shall be given in the manner specified by the Plan by telephone, facsimile, e-mail or certified mail, all as specified below:

                Marc Kasher

                AIG Capital Partners

                599 Lexington Avenue, 24th Floor

                New York, NY 10022

                Tel: 212 458 2029

                Fax: 212 458 2275

                E-mail: marc.kasher@aig.com

(p)           The Plan shall be governed by and construed in accordance with the laws of the State of New York and may be modified or amended only by a writing signed by the undersigned and Lehman. Any modification or amendment by the undersigned  further requires (i) all trading under this Plan shall cease upon the execution of any such amendment and resume on the effective date of the modified or amended Plan; (ii) the written consent of Lehman, which consent shall specify the effective date of the modified or amended Plan; (iii) a representation letter from the Issuer substantially in the form attached as Exhibit A; (iv) (1) a certificate signed by the undersigned certifying that the representations and warranties in this Plan are true and correct at and as of the date of such certificate as if made at and as of such date or (2) the execution of a new Plan, as determined by Lehman; and (v) if Restricted Securities are to be sold under the Plan, a representation letter substantially in the form attached as Exhibit B-1, as applicable, in which case the undersigned shall comply with the provisions of such letter. The undersigned acknowledges that terminations of, or modifications or amendments to, a trading plan may affect the undersigned's ability to rely on Rule 10b5-1. The undersigned may not assign the undersigned's rights or obligations under the Plan without the written permission of Lehman and any such assignment without such permission shall be void. The Plan shall be subject to the terms and conditions of the account opening documents (e.g., Client Agreement,) that the undersigned executed with Lehman and, in the event of any inconsistency, the account opening documents shall prevail. Subject to the preceding sentence, the Plan constitutes the entire agreement between the undersigned and Lehman with respect to the Plan and supersedes any prior agreements or understandings with regard to the Plan.

(q)           If the undersigned is exercising Options, Lehman Brothers will contact the Primary or Secondary Contacts ("Contacts") below to notify of the exercise of such Options. The Contacts will provide Lehman the calculations of payments to be made to satisfy the undersigned's tax obligations. Lehman will not be responsible for the calculation of such taxes or payments of such taxes to the applicable governmental tax authority. On the settlement date, the Contacts will alert the Issuer's transfer agent to release the shares to Lehman Brother (Broker#074) via DWAC. If Options are being exercised pursuant to this Plan, the undersigned represents that the shares of stock underlying such Options are being issued pursuant to an effective registration statement on Form S-8 under the Securities Act.

Primary Contact Information:

Name:

Address:

Telephone:

Facsimile:                               N/A

E-mail:

Secondary Contact Information:

Name:

Address:

Telephone:

Facsimile:

E-mail                     N/A

(r)            The undersigned represents (Check the applicable box)

☒       The undersigned is subject to the requirements of Section 16 of the Securities Exchange Act of 1934 ("the Exchange Act").

☐         The undersigned is not subject to Section 16 of the Exchange Act.

The undersigned acknowledges that the undersigned is solely responsible for complying with any and all requirements under Section 16 of the Exchange Act in connection with this Plan, and, further, will be solely responsible if any transaction(s) in the Security under this Plan result in the undersigned being liable for short swing profits, as that term is defined in Section 16(b) of the Exchange Act.

(s)           The undersigned agrees to pay Lehman $.03 commission per share for any and all market transactions effected in the Security pursuant to this Plan as indicated in Section 2 herein. Before issuing any proceeds to the undersigned that result from transaction effected under this Plan, Lehman will deduct its commission and applicable transaction fees from such proceeds. No other fees shall be payable to Lehman with respect to the establishment or operation of this Plan, or Lehman services hereunder.

Balance of page left intentionally blank.

Signature Page:

Date:	May 31, 2007

AIG GLOBAL EMERGING MARKETS FUND, L.L.C,

By:	AIG Capital Partners, Inc. is Managing Member

Signature:	/s/ David Yeung

Print Name:	David Yeung

Title:	President

Date:	May 31, 2007

GEM PARALLEL FUNDS, L.P.

By:	AIG Capital Partners, Inc., its General Partner

Signature:	/s/ David Yeung

Print Name:	David Yeung

Title:	President

Date:	May 31, 2007

AIG GLOBAL SPORTS AND ENTERTAINMENT FUND, L.P.

By:	AIG GSEF, L.P., its General Partner

By: AIG GSEF Investment, Ltd, its General Partner

Signature:	/s/ David Yeung

Print Name:	David Yeung

Title:	Director

Schedule I — AIG Funds

Sell up to 8,000,000 shares in the following way:

1.     Sell 1,000,000 shares at $1.03 (includes commission) or higher;

2.     Sell 1,000,000 shares at $1.28 (includes commission) or higher;

3.     Sell 1,000,000 shares at $1.53 (includes commission) or higher;

4.     Sell 1,000,000 shares at $2.03 (includes commission) or higher;

5.     Sell 1,000,000 shares at $2.28 (includes commission) or higher;

6.     Sell 1,000,000 shares at $2.53 (includes commission) or higher;

7.     Sell 1,000,000 shares at $2.78 (includes commission) or higher;

8.     Sell 1,000,000 shares at $3.03 (includes commission) or higher;

Provided, Lehman shall reduce the number of shares to be sold by an amount sufficient to comply with the volume limitations of Rule 144(e), if applicable, unless a currently updated registration statement under the Securities Act is available for sales of such shares.

Shares on sale date shall be allocated pro-rata among the AIG Funds in the following proportions:

Name	Account	Percentage

AIG Global Emerging Markets Fund, L.L.C	INSERT	45.2%

GEM Parallel Fund, L.P.	INSERT	4.8%

AIG Global Sports & Entertainment Fund, L.P.	INSERT	50.0%

Plan shall terminate the close of business on May 31, 2009 or when all the shares pursuant to the plan have been sold.

Exhibit A — Issuer Representation Letter

May 31, 2007

AIG Global Sports and Entertainment Fund, L.P.

AIG Global Emerging Markets Fund, L.L.C.

GEM Parallel Fund, L.P.

599 Lexington Avenue

New York, New York 10022

Ladies and Gentlemen:

Primus Telecommunications Group, Incorporated (the "Issuer") has been advised that the funds listed above which beneficially own Issuer common stock (collectively, the "AIG Funds") have approved a Written Plan For Trading of Securities concerning Issuer common stock, dated as of May 21, 2007 (the "Plan"), as established with Lehman Brothers Inc. ("Lehman") pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934. The Issuer has been advised that the AIG Funds and Lehman desire to make certain clarifying, technical and corrective amendments to the Plan.

To the best of the Issuer's knowledge as of the date of this letter, there are no Issuer restrictions that would prohibit or limit the AIG Funds from amending the Plan. The representation set forth above shall be effective only as of the date listed above, and the Issuer has no duty or obligation to update such representation after the date listed above. No party, other than the AIG Funds or Lehman may rely on the contents of this letter for any purpose whatsoever. The AIG Funds and Lehman may rely on the foregoing representation as of the date hereof solely for purposes of the amendment of the Plan.

If legended Securities are to be sold in compliance with Rule 144 or Rule 145 or registration under the Securities Act of 1933 pursuant to the Plan, the Issuer hereby agrees to de-legend such Securities promptly after receiving a copy of the seller representation letter required by the Plan and Lehman's customary broker's representation letter, or in the case of registration such other information as the Issuer reasonably shall request.

Dated:

Signed By:

Print Name:

Print Title:

LEHMAN BROTHERS	Rule 144 Seller's Representation
Issuer's Name
	Quantity To Be Sold Shares	Class (e.g., common, preferred)

In reliance on Rule 144 under the Securities Act of 1933, I propose to sell, pursuant to a Written Plan for Trading of Securities, dated                         (the "Plan") the above described securities of the above mentioned issuer ("Issuer") either through you as brokers or to you as "market maker" (as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934). I have no present intention to sell additional securities of the Issuer through any other means.

I have not made and do not propose to make any payment in connection with the execution of the transaction, except the usual and customary broker's commissions or dealer's charges to you. I have not solicited or arranged for the solicitation of orders to buy in anticipation of or in connection with the proposed sale.

I am either (a) a Rule 144 defined "affiliate" of the Issuer (i.e. a person or entity that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Issuer), or (b) proposing to sell "restricted securities," (i.e., securities originally acquired directly or indirectly from the Issuer, or from an affiliate of the Issuer, in a transaction not involving a public offering) which were acquired and fully paid for more than one year ago. If the securities were a gift to me, I represent that they were acquired by the donor more than one year ago. If the securities were purchased privately by me from a "non-affiliate" of the Issuer, I represent that they were acquired by the non-affiliate seller more than one year ago.

I am not acting in concert with any other person in selling these securities, nor am I engaged in a plan with anyone else to dispose of these securities, except as specified in my Written Plan for Trading of Securities dated May 21, 2007, as amended.

During the term of the Plan, I will not, nor will I permit any person whose sales must be aggregated with mine as provided in Paragraphs (a) and (e) of Rule 144 to, without your prior written consent, sell any securities of the Issuer to the extent such sales would be aggregated with sales pursuant to the Plan.

To the extent required by Rule 144, each three months during the term of the Plan, or at such times as you shall request, I will complete Form 144 and give it to you for filing with the SEC, and the primary exchange on which the Securities trade, if required.

The shares that I hereby propose to sell, together with all sales made by me and by any person whose sale(s) must be aggregated with mine as provided in Paragraphs (a) and (e) of Rule 144 during the three months prior to the date of this sale, do not and will not exceed the greater of either 1%of the outstanding shares of this Issuer, or the average weekly volume in the securities for the past four full calendar weeks prior to the date of this sale (the applicable volume is that reported on all national securities exchanges, pursuant to an "effective transaction reporting plan," or pursuant to an "effective national market system plan" (as those terms are defined in Rule 600 of the Securities Exchange Act of 1934)).

As used in this letter, the term "person" has the same meaning as defined in Rule 144(a)(2) and includes the following:

•               My spouse or any relative of mine or of my spouse who resides in the same household as myself;

•               Any Trust or estate in which I and/or any person referred to in clause (i) collectively own 10 percent or more of the total beneficial interest or of which I or any such persons serve as trustee, executor, or in any similar capacity; and

•               Any corporation or other organization (other than the Issuer) in which I and/or any persons specified in clause (i) beneficially own 10 percent or more of any class of equity securities or of the equity interest.

In the three months prior to the date of this sale, I, together with any person whose sales must be aggregated with mine (check one):

—                                   have no sold, gifted, pledged, or donated, any securities of the Issuer; or

—                                   have sold, gifted, pledged, or donated (quantity)              shares of the (class)              securities of the Issuer.

—                                   I hereby deliver to you a signed copy of Form 144 (Notice of Proposed Sale of Securities Pursuant to Rule 144), if required, covering the above sale, three copies of which have been mailed to the SEC and, if the stock is listed on a national securities exchange, a copy of Form 144 has been mailed to that exchange.

—                                   I hereby deliver to you sufficient signed copies of the Form 144, if required, to be filed by you simultaneously with or prior to the sale.

I have a bona fide intention to sell these securities within a reasonable time after the transmittal of Form 144 to the SEC. If these securities have not been sold within 90 days of such date, I understand a new filing will be required.

I do not know or have any reason to believe that the Issuer is not current in its reports to the SEC as required by Rule 144(c)(1) (i.e., that the Issuer has filed the reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 for a period of at least 90 days immediately preceding the date of the proposed sale and, in addition, has filed the most recent annual report required to be filed thereunder).

I represent that the sale of these shares is not subject to any contractual limitation and that the shares I propose to sell are not subject to any restriction on resale or any pledge, lien, mortgage, adverse claim, security interest, charge, option or other encumbrance whatsoever, other than the resale restrictions placed on the securities by the Issuer.

I am not in possession, or aware of, any material non-public information concerning the business, operations or prospects of the Issuer and I will not be in possession of, or aware of, any such information at the time of placing any order with respect to these securities. I confirm that I have requested you to sell such shares for personal reasons and not because of any information which I may have with respect to the Issuer or its current or prospective operations.

I am not aware of any facts or circumstance indicating that I am an "underwriter" of these securities of that this sale is part of a "distribution" of these securities as those terms are defined in or applied under the Securities Act of 1933.

I agree to indemnify you for any damages you may incur as a result of (i) unavailability of the exemption provided by Rule 144 from the registration requirements of the Securities Act of 1933; or (ii) as a result of the transfer agent refusing or delaying the transfer of these securities, Notwithstanding the foregoing, I will have no indemnification obligation in the case of the negligence or misconduct of you. In the case of clause (ii), I will only have an indemnification obligation in the event the transfer agent's conduct is attributable to the negligence or misconduct of myself.

I hereby authorize you, if you deem it necessary, to contact my attorney, (name and telephone number)                                                                                                                 , the Issuer, its transfer agent, and their agents and representatives concerning this transaction. I hereby confirm that all of the information contained in this letter and in Form 144, if required, if true and correct, and can be relied on by you and the above persons. I also agree to notify you promptly of any changes in the facts set forth in this letter.

Account Number	Print Name of Seller
Date	Signature of Seller

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 144 NOTICE OF PROPOSED SALE OF SECURITIES PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933								OMB APPROVAL
OMB Number: 3235-0101 Expires: December 31, 2009 Estimated average burden hours per response . . . . . . . . . 2.00
SEC USE ONLY
DOCUMENT SEQUENCE NO.

CUSIP NUMBER
ATTENTION:	Transmit for filing 3 copies of this form concurrently with either placing an order with a broker to execute sale or executing a sale directly with a market maker.
1 (a) NAME OF ISSUER (Please type or print)				(b) IRS IDENT. NO.		(c) S.E.C. FILE NO.		WORK LOCATION

1 (d)	ADDRESS OF ISSUER	STREET			CITY		STATE	ZIP CODE	(e) TELEPHONE NO.
								AREA CODE	NUMBER

2 (a)	NAME OF PERSON FOR WHOSE ACCOUNT THE SECURITIES ARE TO BE SOLD	(b)	IRS IDENT. NO.	(c)	RELATIONSHIP TO ISSUER	(d)	ADDRESS STREET	CITY	STATE	ZIP CODE

INSTRUCTION:  The person filing this notice should contact the issuer to obtain the I.R.S. Identification Number and the S.E.C. File Number.

3 (a)	Title of the Class of Securities To Be Sold	(b)	Name and Address of Each Broker Through Whom the Securities are to be Offered or Each Market Maker who is Acquiring the Securities	SEC USE ONLY	(c)	Number of Shares or Other Units To Be Sold (See instr. 3(c))	(d)	Aggregate Market Value (See instr. 3(d))	(e)	Number of Shares or Other Units Outstanding (See instr. 3(e))	(f)	Approximate Date of Sale (See instr. 3(f)) (MO. DAY YR.)	(g)	Name of Each Securities Exchange (See instr. 3(g))
Broker-Dealer File Number

INSTRUCTIONS:

1.	(a)	Name of issuer	3.	(a)	Title of the class of securities to be sold
	(b)	Issuer’s I.R.S. Identification Number		(b)	Name and address of each broker through whom the securities are intended to be sold
	(c)	Issuer’s S.E.C. file number, if any		(c)	Number of shares or other units to be sold (if debt securities, give the aggregate face amount)
	(d)	Issuer’s address, including zip code		(d)	Aggregate market value of the securities to be sold as of a specified date within 10 days prior to the filing of this notice
	(e)	Issuer’s telephone number, including area code		(e)	Number of shares or other units of the class outstanding, or if debt securities the face amount thereof outstanding, as shown by the most recent report or statement published by the issuer
				(f)	Approximate date on which the securities are to be sold
2.	(a)	Name of person for whose account the securities are to be sold		(g)	Name of each securities exchange, if any, on which the securities are intended to be sold
	(b)	Such person’s I.R.S. identification number, if such person is an entity
	(c)	Such person’s relationship to the issuer (e.g., officer, director, 10% stockholder, or member of immediate family of any of the foregoing)
	(d)	Such person’s address, including zip code

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

SEC 1147 (01-07)

TABLE I –– SECURITIES TO BE SOLD

Furnish the following information with respect to the acquisition of the securities to be sold and with respect to the payment of all or any part of the purchase price or other consideration therefore:

Title of the Class	Date you Acquired	Nature of Acquisition Transaction	Name of Person from Whom Acquired (If gift, also give date donor acquired)	Amount of Securities Acquired	Date of Payment	Nature of Payment

INSTRUCTIONS:

If the securities were purchased and full payment therefore was not made in cash at the time of purchase, explain in the table or in a note thereto the nature of the consideration given. If the consideration consisted of any note or other obligation, or if payment was made in installments describe the arrangement and state when the note or other obligation was discharged in full or the last installment paid.

TABLE II –– SECURITIES SOLD DURING THE PAST 3 MONTHS

Furnish the following information as to all securities of the issuer sold during the past 3 months by the person for whose account the securities are to be sold.

Name and Address of Seller	Title of Securities Sold	Date of Sale	Amount of Securities Sold	Gross Proceeds

REMARKS: The share covered by this Form 144 are being sold pursuant to a Rule 10b5-1 plan dated                   , and the representation below regarding the seller's knowledge of material information speaks as of that date.

INSTRUCTIONS:	ATTENTION:

See the definition of “person” in paragraph (a) of Rule 144. Information is to be given not only as to the person for whose account the securities are to be sold but also as to all other persons included in that definition. In addition, information shall be given as to sales by all persons whose sales are required by paragraph (e) of Rule 144 to be aggregated with sales for the account of the person filing this notice.

The person for whose account the securities to which this notice relates are to be sold hereby represents by signing this notice that he does not know any material adverse information in regard to the current and prospective operations of the Issuer of the securities to be sold which has not been publicly disclosed.

DATE OF NOTICE	(SIGNATURE)

The notice shall be signed by the person for whose account the securities are to be sold. At least one copy of the notice shall be manually signed.
Any copies not manually signed shall bear typed or printed signatures.

ATTENTION: Intentional misstatements or omission of facts constitute Federal Criminal Violations (See 18 U.S.C. 1001)

SEC 1147 (01-04)